UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2005

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 26, 2005, the Board of Directors of SAVVIS, Inc. (the “Company”) appointed David Walsh to the Board of Directors effective immediately. Mr. Walsh was appointed pursuant to the terms of a letter agreement dated May 16, 2001, granting Moneyline Telerate Holdings, Inc. (“Moneyline”) the right to nominate and elect such number of directors, but not fewer than one, equal to the product of the percentage of the voting power held by Moneyline on a fully-diluted, as converted basis, multiplied by the number of seats on the Company’s Board of Directors. The rights under the letter agreement were assigned by Reuters Limited to Moneyline in connection with Reuter’s transfer to Moneyline of 40,870 shares of the Company’s Series A Convertible Preferred Stock (representing approximately 14% of the Company’s outstanding voting power as of August 31, 2005) on June 3, 2005. Mr. Walsh is a partner at One Equity Partners LLC (“OEP”), which controls Moneyline and is a subsidiary of JPMorgan Chase & Co. A copy of the press release containing the Company’s announcement of the appointment is furnished as Exhibit 99.1 to this report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release of SAVVIS, Inc. dated September 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: September 27, 2005	By:	/s/ John M. Finlayson
	Name:	John M. Finlayson
	Title:	President, COO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of SAVVIS, Inc. dated September 27, 2005.